SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2007

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	At meetings of the Company’s Board of Directors and committees thereof held on January 18-19, 2007, the Board approved an amendment to the Company’s Long-Term Incentive Program (“LTIP”). The LTIP is a multi-year incentive program pursuant to which multi-year objectives are established and, if achieved, paid at the conclusion of the established period. The plan was amended to provide that Performance Awards under the plan could include the award of Performance Shares under the Company’s Amended and Restated 1999 Equity and Performance Incentive Plan. The foregoing summary is qualified in its entirety by reference to the OMNOVA Solutions Inc. Long-Term Incentive Program, as amended and restated effective January 19, 2007, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

At these same meetings, the Compensation and Corporate Governance Committee approved the participants, performance criteria, performance goals and performance awards for the 2007-2008 performance period under the LTIP. The performance awards granted under this program for the 2007-2008 performance period include the opportunity for each participant to earn (i) a specified percentage of the participant’s average annual compensation over the performance period and (ii) a specified number of Performance Shares, in each case for attainment of the threshold, target or maximum performance goals established by the Committee. The opportunity represented by these performance awards are 20%, 40% and 75% of average annual compensation for the Chief Executive Officer and 10%, 20% and 40% of average annual compensation for all other participants.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.14	OMNOVA Solutions Inc. Long-Term Incentive Program, as amended and restated effective January 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: January 24, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.14	OMNOVA Solutions Inc. Long-Term Incentive Program, as amended and restated effective January 19, 2007